UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Annual Incentive Compensation to Be Earned in 2006.   On February 21, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pharmacopeia Drug Discovery, Inc. (the “Company”) adopted the Pharmacopeia Drug Discovery, Inc. 2006 Incentive Compensation Plan.  The Compensation Committee also set the specific 2006 corporate objectives for the Company.  The specific corporate objectives relate to advancing proprietary product candidates, achieving a strategic partnership on certain terms and the Company’s year-end cash balance and valuation.  Performance against these objectives will be used to determine the amount of any cash bonus that may be paid to the Company’s executive officers and certain other employees.  The Pharmacopeia Drug Discovery, Inc. 2006 Incentive Compensation Plan is attached to this Report as Exhibit 10.1.

Annual Incentive Compensation Earned in 2005.  On February 21, 2006, the Compensation Committee approved annual cash bonus awards earned during 2005 and paid in 2006 for the named executive officers under the Company’s 2005 incentive compensation plan, which was previously approved by the Compensation Committee and filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2005.  The bonus awards were earned based upon the achievement of performance goals established in the 2005 plan. The Compensation Committee awarded $175,000 to Leslie J. Browne, Ph.D., the Company’s President and Chief Executive Officer, and an aggregate $185,000 to Michio Soga, the Company’s Executive Vice President and Chief Financial Officer, David M. Floyd, Ph.D., the Company’s Executive Vice President of Discovery and Chief Scientific Officer, and Stephen C. Costalas, Esq., the Company’s Executive Vice President, General Counsel and Secretary (collectively, the “Executive Officers”).  The Compensation Committee also awarded an option to purchase 75,000 shares of the Company’s common stock to Dr. Browne and options to purchase an aggregate 65,625 shares of the Company’s common stock to the Executive Officers.  The options granted to Dr. Browne and the Executive Officers are governed by the Company’s 2004 Stock Incentive Plan (the “Plan”) and a standard form agreement that is delivered to certain grantees, a copy of which is attached to this Report as Exhibit 10.2 and which is incorporated herein by reference.

In addition, effective March 1, 2006, the Company awarded Simon M. Tomlinson, Ph.D., the Company’s Senior Vice President, Business Development, a cash bonus of $60,000 for 2005 performance and an option to purchase 30,000 shares of the Company’s common stock.  The option granted to Dr. Tomlinson is governed by the Plan and a standard form agreement that is delivered to certain grantees, a copy of which is attached to this Report as Exhibit 10.3 and which is incorporated herein by reference.

The cash and option awards were prorated based on each executive’s 2005 service.

Amendment and Restatement of Employment Agreement of Dr. Browne.  On February 27, 2006, the Company and Dr. Browne entered into an amended and restated Employment Agreement (as amended and restated, the “Employment Agreement”).  The Employment Agreement was amended to provide that (i) any base salary severance payable to Dr. Browne under the Employment Agreement will be paid in a one-time lump sum, rather than monthly over twenty-four months and (ii) Dr. Browne will be required to execute a general release in favor of the Company and its affiliates and their respective officers, employees and directors prior to the payment by the Company of any severance to him under the Employment Agreement.  Other material terms of the Employment Agreement are as described in the Section entitled “Executive Officers of the Registrant – Employment Agreements – Dr. Browne” in the Company’s proxy statement filed with the SEC on April 4, 2005.  A copy of the Employment Agreement, as amended and restated, is attached to this Report as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number

10.1	Pharmacopeia Drug Discovery, Inc. 2006 Incentive Compensation Plan

10.2	Form of Stock Option Agreement

10.3	Form of Stock Option Agreement

10.4	Employment Agreement of Leslie Johnston Browne, amended and restated as of February 27, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President,
General Counsel and Secretary

Date: February 27, 2006